UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2011

Commission File Number: 000-53462

BUCKINGHAM EXPLORATION INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-054-3851
(IRS Employer Identification Number)

Suite 418-831 Royal Gorge Blvd
Cañon City, CO 81212, USA
 (Address of principal executive offices)

(604) 737 0203
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02    Unregistered Sales of Equity Securities

Effective April 18, 2011, Buckingham Exploration Inc (the “Company”) completed the conversion of an aggregate of approximately $66,332 in debt owed by the Company to six lenders into shares of common stock of the Company at a price of $0.01 per share.  As a result, the Company issued an aggregate of 6,633,200 shares of its common stock to the six lenders pursuant to Rule 903 of Regulation S under the Securities Act of 1933, as amended, in an “offshore transaction” as defined in Rule 902 of Regulation S.  Each purchaser represented to the Company that it acquired the shares for investment purposes and that the purchaser is not a “U.S. person” (as defined in Rule 902 of Regulation S) and was not acquiring the shares for the account or benefit of a U.S. person, and no directed selling efforts were made by the Company.

Item 9.01    Financial Statements and Exhibits

Exhibit Number	Description
10.1	Debt Conversion Agreement between the Company and Aran Asset Management.
10.2	Debt Conversion Agreement between the Company and David Riekie.
10.3	Debt Conversion Agreement between the Company and Grant Paterson.
10.4	Debt Conversion Agreement between the Company and Patrick Naylor.
10.5	Debt Conversion Agreement between the Company and Jurgen Wolf.
10.6	Debt Conversion Agreement between the Company and Karim Lalani.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2011		BUCKINGHAM EXPLORATION INC.

	By:	/s/ C. Robin Relph
C. Robin Relph
President